EXHIBIT 99.2
PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS
WESTERN WIRELESS CORPORATION
This Proxy Is Solicited On Behalf Of The Board Of Directors

      The undersigned hereby appoints John W. Stanton and Jeffrey A. Christianson (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at                                on                               , 2005 at            a.m., (Pacific Time) and at any adjournment thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. In either case, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN
1.	PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED JANUARY 9, 2005, BY AND AMONG ALLTEL CORPORATION, WIGEON ACQUISITION LLC, AND WESTERN WIRELESS CORPORATION.	☐	☐	☐

		FOR all nominees listed below (except as indicated).	WITHHOLD AUTHORITY to vote for all nominees listed below.
2.	FOR Election of Directors:	☐	☐

01 John W. Stanton
02 John L. Bunce, Jr.
03 Mitchell L. Cohen
04 Daniel J. Evans
05 Theresa E. Gillespe
06 Johnathan M. Nelson
07 Peggy V. Phillips
08 Mikal J. Thompson
09 Peter H. van Oppen

WITHHOLD AUTHORITY to vote for the
following Directors:

		FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.	☐	☐	☐
4.	PROPOSAL TO APPROVE THE COMPANY’S 2005 LONG-TERM EQUITY INCENTIVE PLAN.	☐	☐	☐
5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE TO ADJOURN OR POSTPONE THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.	☐	☐	☐

Dated	, 2005

Signature

Signature if held jointly

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/wwca Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.